Exhibit 3.1

LC001472275 Date Filed: 12/21/2015 Jason Kander Missouri Secretary of State
State of Missouri
Jason Kander, Secretary of State
Corporations Division
PO Box 778 / 600 W. Main St., Rm. 322
Jefferson City, MO 65102

Articles of Organization

(Submit with filing fee of $105.00)

1.	The name of the limited liability company is

D. Doctor Acquisition, LLC

(Must include “Limited Liability Company,” “Limited Company,” “LC,” “L.C.,” “L.L.C.,” or “LLC”)

2.	The purpose(s) for which the limited liability company is organized:

The transaction of any lawful business for which a limited liability company may be organized under the Missouri Limited Liability Company Act, Chapter 347 RSMo.

3.	The name and address of the limited liability company’s registered agent in Missouri is:

BC AGENT SERVICES, INC.	1200 Main Street Suite 3800	Kansas City MO 64105
Name	Street Address: May not use PO Box unless street address also provided	City/State/Zip

4.	The management of the limited liability company is vested in: ☒ managers ☐ members (check one)

5.	The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual: Perpetual____________________________________

(The answer to this question could cause possible tax consequences, you may wish to consult with your attorney or accountant)

6.	The name(s) and street address(es) of each organizer (PO box may only be used in addition to a physical street address):

(Organizer(s) are not required to be member(s), manager(s) or owner(s)

Name	Address	City/State/Zip
Pfannenstiel, Sarah	1200 Main Street, Suite 3800	Kansas City MO 64105

7.	☐ Series LLC (OPTIONAL) Pursuant to Section 347.186, the limited liability company may establish a designated series in its operating agreement. The names of the series must include the full name of the limited liability company and are the following:

New Series:
☐ The limited liability company gives notice that the series has limited liability.

New Series:
☐ The limited liability company gives notice that the series has limited liability.

New Series:
☐ The limited liability company gives notice that the series has limited liability.
(Each separate series must also file an Attachment Form LLC IA.)

Name and address to return filed document:

Name:	Sarah Pfannenstiel
Address:	Email: sarah.pfannenstiel@bryancave.com
City, State, and Zip Code:

8.	The effective date of this document is the date it is filed by the Secretary of State of Missouri unless a future date is otherwise indicated:

(Date may not be more than 90 days after the filing date in this office)

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

All organizers must sign:

/s/ Sarah Pfannenstiel	SARAH PFANNENSTIEL	12/21/2015
Organizer Signature	Printed Name	Date of Signature

STATE OF MISSOURI

Jason Kander
Secretary of State

CERTIFICATE OF ORGANIZATION

WHEREAS,

D. Doctor Acquisition, LLC
LC001472275

filed its Articles of Organization with this office on the 21st day of December, 2015, and that filing was found to conform to the Missouri Limited Liability Company Act.

NOW, THEREFORE, I, Jason Kander, Secretary of State of the State of Missouri, do by virtue of the authority vested in me by law, do certify and declare that on the 21st day of December, 2015, the above entity is a Limited Liability Company, organized in this state and entitled to any rights granted to Limited Liability Companies.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 21st day of December, 2015.

Jason Kander
Secretary of State